Exhibit 99.1

©2019 GW Pharmaceuticals. All rights reserved. NASDAQ: GWPH Grace Living with Dravet syndrome, Being treated with Epidiolex ® 37th Annual J.P. Morgan Healthcare Conference

This presentation contains forward - looking statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward - looking statements include information about our current expectations for future events, including potential results of operations, the timing of clinical trials, the timing of regulatory filings and approvals, the timing and outcomes of regulatory or intellectual property decisions, demand for our commercially available products and products in development and the clinical benefits, safety profile and commercial potential and potential pricing of Sativex ® , Epidiolex ® , and any product candidates. These forward - looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results, performance or achievements to be materially different than any future results, performance or achievements expressed or implied by the forward - looking statements. Forward - looking statements represent our management’s beliefs and assumptions only as of the date of this presentation. You should read our most recent Annual Report, as filed on Form 10 - K with the Securities and Exchange Commission, including the Risk Factors set forth therein and the exhibits thereto, and our subsequent filings with the Securities and Exchange Commission, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward - looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward - looking statements, even if new information becomes available in the future. Forward - Looking Statements JANUARY 8, 2019 2

The Global Leader in Cannabinoid Medicines First FDA - Approved Plant - derived Cannabinoid Medicine Proprietary Know - How and IP in Cannabinoid Formulation and Manufacture 20 Years of Cannabinoid Research and Development Grace Living with Dravet s yndrome, Being Treated with Epidiolex ® Expert Global Team with Proven Success and Reputation

• New mechanism of action in epilepsy • Positive data from four Phase 3 placebo - controlled trials demonstrating efficacy and acceptable safety profile • Approved to treat seizures associated with Lennox - Gastaut syndrome or Dravet syndrome in patients 2 years of age and older • Developed from IND to FDA approval in just over four years • Designated as Schedule V by DEA • Extensive “real - world” long - term experience from compassionate use program and open - label extension studies • >2,000 patients treated • Durability data extending to 2 years First FDA Approved Plant - Derived Cannabinoid: Epidiolex ® (cannabidiol) Oral Solution Epidiolex ® launched in the U.S. on November 1, 2018 Now available by prescription JANUARY 8, 2019 4 Epidiolex ® (cannabidiol) is an investigational product outside of the United States of America

Significant Unmet Need in Childhood-Onset Epilepsy

- 3.4 million U.S. patients with epilepsy (~470,000 children)
  - Approx. 1/3 of patients are pharmacoresistant with seizures persisting despite multiple anti-epileptic drugs (AEDs)
- Multiple distinct orphan syndromes which are highly treatment resistant even with current medications
- LGS and Dravet syndrome represent two of the most difficult-to-treat epilepsy syndromes
  - ~30-50K with LGS, ~15-20K have Dravet syndrome
  - Multiple seizure types, developmental delay, numerous co-morbidities
  - Seizures continue into adulthood
  - Polytherapy generally required
  - Physicians and patients/caregivers seek new treatment options

RESPONSE TO AEDS IN PATIENTS WITH NEWLY DIAGNOSED EPILEPSY



36%
47%
4%
13%
Seizure free with 1st drug
Seizure free with 2nd drug
Seizure free with 3rd or multiple drugs
Pharmacoresistant epilepsy

1 Camfield CS, et al. Epilepsia. 1996;37(1):19-23. 2 US Department of Commerce. https://www.census.gov/prod/3/98pubs/p23-194.pdf. 1997. Accessed May 29, 2018. 3 Camfield P, Camfield C. Epilepsia. 2007;48(6):1128-1132. 4 Berg AT, et al. Epilepsia. 2000;41(10):1269-1275. 5 Wu YW, et al. Pediatrics. 2015;136(5):e1310-e1315. 6 Centers for Disease Control. https://www.cdc.gov/mmwr/volumes/66/wr/mm6631a1.htm. 2017. Accessed April 19, 2018. 7 Kwan P, Brodie MJ. N Engl J Med. 2000;342:314-319; Sander JW, Epilepsia. 1993;34(6):1007; Picot et al, 2008 ; Kwan P, Brodie MJ. N Engl J Med. 2000;342:314-319; Kwan P, Brodie MJ, CNS Spectr. 2004;9(2):110

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Epidiolex® — U.S. Commercialization

- Expert commercial team with epilepsy and rare disease experience
  - 15 medical science liaisons (MSLs)
  - U.S. sales organization comprising 66 neurology account managers targeting 5,000 physicians
  - Interactions to date with ~70 percent of the target physicians including all Level 3 and 4 epilepsy centers.
- A number of large plans have already established coverage policy including:
  - Express Scripts: 30+ million lives covered, preferred brand on their national formulary, for 22 million no prior authorization requirement
  - 4 of the 5 largest US payors have initiated coverage of Epidiolex with a PA to indication
  - Over 90% of Fee For Service Medicaid and 80% of Managed Medicaid have initiated Epidiolex coverage
- All 50 U.S. States rescheduled
- Projected weighted average gross price in the first year of $32,500


GREENWICH
BIOSCIENCES

6 | JANUARY 8, 2019

Epidiolex ® Launch Drivers JANUARY 8, 2019 7 No new treatments for LGS since 2011 First FDA approved and available treatment for Dravet syndrome High awareness of CBD PATIENT DEMAND Significant interest/need for clinicians to understand Epidiolex ® science and data Differentiation from unregulated CBD CLINICIAN EDUCATION Active support of patient advocacy groups and online forums to ensure Epidiolex ® awareness MARKET EDUCATION Pre - and post - launch payor interaction has resulted in favorable reimbursement landscape PAYOR INTERACTION

• HCP marketing focused on education: weight - based dosing, product education, and how to navigate specialty pharmacies and appropriate insurance coverage • National live broadcast at 55 sites including over 500 targeted physicians Educating HCPs Through an Extensive Educational and Speaker Program JANUARY 8, 2019 8

Supporting the Patient Experience JANUARY 8, 2019 9

• EMA regulatory outcome anticipated in Q1 2019 • Europe brand name: Epidyolex ® • GW commercial leadership team in place — epilepsy and rare disease experts • Contracted local country organizations — country leaders and medical teams in place in France, Germany, Italy, Spain, UK • 2019 launches expected in France, Germany, Italy, Spain, UK • 2020 launches expected in additional countries • Extensive pricing and reimbursement work completed • Medical and pre - commercial activities well underway Europe Commercialization Status JANUARY 8, 2019 10 Country organizations in place

Epidiolex ® Exclusivity and Life Cycle Management JANUARY 8, 2019 11 ORPHAN DESIGNATION • Seven years in the U.S., expected six - month pediatric extension (concurrent with five - year exclusivity for new molecular entity) • Ten years in the EU, expected two - year pediatric extension INTELLECTUAL PROPERTY • Patents intended to provide protection beyond Orphan Designation • Portfolio includes multiple distinct epilepsy use patent families • Nine issued patents with three allowed applications expected from the USPTO shortly (expiry to 2035) • Eight of these already in Orange Book • Formulation patents cover life cycle formulations • Additional use patent applications expected with new data LIFE CYCLE MANAGEMENT through new indications, formulation improvements, combinations and commercial geographies • Proprietary improved oral solution • Proprietary capsule Life Cycle Management Patent Protection Orphan Exclusivity

Lily Living with Dravet syndrome, Being treated with Epidiolex ® Proprietary Cannabinoid Platform and Pipeline

GW’s Cannabinoid Platform: A Proprietary Growth Engine JANUARY 8, 2019 13 Evolving 20 - year library of novel cannabis plant types Growing portfolio of issued/pending Orange Book - listed patents Sophisticated cGMP extraction and processing World - leading cannabinoid pharmacology and discovery Global in - house development and regulatory expertise

• GW operates under cGMP licenses • Numerous regulatory inspections from UK and other global authorities since 2005 • Passed FDA inspection in Q1 2018 with no 483s • Manufacturing scaled through in - house and third - party facilities • Further increases in scale being implemented to meet global demand State - of - the - Art Current Good Manufacturing Practices (cGMP) JANUARY 8, 2019 14 cGMP Extraction Crystallization (API) Drug Product Manufacture Bottling and Labeling NON - GMP Growing and Harvesting

GW’s Cannabinoid Platform: A Proprietary Growth Engine Beyond Epidiolex ® JANUARY 8, 2019 15 PRE - CLINICAL PHASE 1 PHASE 2 PHASE 3 SUBMIT APPROVED EPIDIOLEX ® Dravet syndrome Lennox - Gastaut syndrome Tuberous sclerosis complex Rett syndrome SATIVEX ® (U.S.) MS spasticity Neuropathic pain/Other neuro symptoms CBDV (GWP42006) Epilepsy Autism spectrum disorders Rett syndrome OTHER (GWP42002/GWP42003) Glioblastoma Schizophrenia Neonatal hypoxic - ischemic encephalopathy

Epidiolex® Follow-On Indications



Tuberous Sclerosis Complex (TSC)

- Epilepsy is the most common symptom of TSC
  - ~25,000 patients with treatment-resistant seizures
  - Co-morbidities include: cognitive impairment (50%), autism spectrum disorders (<40%), neurobehavioral disorders (> 60%)
- EAP patients with TSC treated with Epidiolex® suggest CBD may be an effective and well-tolerated treatment option
- Single Phase 3 pivotal trial fully enrolled, data expected in 1H 2019
- sNDA planned in 2H 2019

Rett syndrome

- A rare, non-inherited, X-linked neurodevelopmental disorder with no approved treatments
- Affects approximately 1 in 10,000–15,000 live births, predominately females and results in abnormal neuronal development and function
  - Symptomatology is progressive, with early onset from about 6–18 months of life, followed by a rapid destructive phase at 1–4 years
- Open-label investigations suggest that Epidiolex® may have beneficial effects on cognition, behavior and quality of life
- Single Phase 3 pivotal trial expected to start in Q2 2019

16 | JANUARY 8, 2019 GW pharmaceuticals

• Sativex (nabiximols) is an oromucosal spray of a formulated botanical extract of cannabis that contains the principal cannabinoids delta - 9 - tetrahydrocannabinol (THC) and cannabidiol (CBD) in a 1:1 ratio • Approved in >25 countries outside of the U.S. for the treatment of spasticity due to multiple sclerosis (MS); sold via marketing partners • Three positive Phase 3 trials completed in Europe • U.S. development and commercialization plan • Evaluating NDA path for MS spasticity • Potential for multiple indications • >10 additional placebo - controlled trials completed • Significant U.S. life cycle management opportunities Sativex ® for MS Spasticity — Significant Life Cycle Management Opportunity JANUARY 8, 2019 17

Rett Syndrome • Open label study in Rett syndrome and seizures expected in Q1 2019 • CBDV in Rett syndrome has received Orphan Drug Designation from the FDA Epilepsy • Currently evaluating next steps for this indication Autism Spectrum Disorder (ASD) • CBDV evaluated in general and syndromic pre - clinical models of ASD yielding promising signals on cognitive and social endpoints, plus repetitive behavior, 20 - patient investigator - initiated EAP study for seizures associated with autism underway. Initial data on five patients showed: • Reductions in generalized seizures • Consistent gains in social engagement and communication • Decreased core autism scores • Investigator - led 100 patient placebo - controlled trial in autism about to commence • IND filed for a company - sponsored trial in ASD, which we expect to commence in 2019 CBDV Development Opportunities JANUARY 8, 2019 18

Schizophrenia • Novel mechanism distinct from the dopamine D2 receptor augmentation of standard antipsychotics • Positive top line results from exploratory Phase 2 placebo - controlled clinical trial in 88 patients • Phase 2B trial under evaluation Neonatal Hypoxic - Ischemic Encephalopathy • Intravenous CBD program • Phase 1 trial complete; Initiating Phase 2 trial in 2H 2019 • Orphan Drug and Fast Track Designations from FDA and EMA Glioblastoma • Completed positive Phase 2 study • THC:CBD + TMZ had an 83% one - year survival rate compared with 44% for patients on placebo (TMZ only) (p=0.042) • Significant increase in median survival with CBD:THC; 662 days compared to 369 days on placebo • Generally well tolerated • Orphan Drug Designation from both FDA and EMA Additional Pipeline Candidates JANUARY 8, 2019 19

Cameron Living with Lennox - Gastaut syndrome, Being treated with Epidiolex ® Corporate Overview

Key Financial Data JANUARY 8, 2019 21 Cash at 30 September 2018 $354.9m Net cash from October financing $324.2m Q ending 31 December 2018 operating expense guidance $90m – $100m Share Capital Current Options Fully Diluted ADS/m 28.4 1.2 29.6 * Additional 2.2m ADS issued in October financing

2019 Milestones 22 JANUARY 8, 2019 EPIDIOLEX ® COMMERCIAL U.S. launch update Q1 2019 European launches Q2 2019 onwards EPIDIOLEX ® R&D EMA decision Q1 2019 Phase 3 TSC data Q2 2019 Dravet 2 data presentation Q2 2019 Rett syndrome Phase 3 study start Q2 2019 TSC FDA sNDA submission Q4 2019 EPIDIOLEX ® LIFE CYCLE Use/formulation patent grants 2019 Improved oral solution/capsule PK data 2019 SATIVEX ® FDA meeting outcome Q1 2019 Phase 3 MS study start 2H 2019 OTHER PIPELINE CBDV autism/Rett studies start Q1 2019 NHIE Phase 2 study start 2H 2019

Iwan Living with Dravet syndrome Thank You GW Pharmaceuticals plc NASDAQ: GWPH Stephen Schultz VP Investor Relations sschultz@gwpharm.com 917 - 280 - 2424 401 - 500 - 6570